UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 28, 2016 (October 27, 2016)

Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16211	39-1434669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Philadelphia Street, York, Pennsylvania	17401-2991
(Address of principal executive offices)	(Zip Code)

(717) 845-7511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 27, 2016, DENTSPLY SIRONA Inc. (the “Company”) issued and sold €87,500,000 aggregate principal amount of senior notes, comprised of:

•	€17,500,000 aggregate principal amount of 0.98% Series N Senior Notes due October 27, 2024,

•	€14,500,000 aggregate principal amount of 1.31% Series O Senior Notes due October 27, 2027,

•	€3,000,000 aggregate principal amount of 1.31% Series P Senior Notes due October 27, 2027,

•	€15,500,000 aggregate principal amount of 1.50% Series Q Senior Notes due October 27, 2029,

•	€2,000,000 aggregate principal amount of 1.50% Series R Senior Notes due October 27, 2029,

•	€6,500,000 aggregate principal amount of 1.58% Series S Senior Notes due October 27, 2030,

•	€11,000,000 aggregate principal amount of 1.58% Series T Senior Notes due October 27, 2030,

•	€10,500,000 aggregate principal amount of 1.65% Series U Senior Notes due October 27, 2031 and

•	€7,000,000 aggregate principal amount of 1.65% Series V Senior Notes due October 27, 2031, (collectively, the “U.S. Notes”), and

SIRONA DENTAL SERVICES GmbH (the “German Issuer”), a wholly-owned subsidiary of the Company, issued and sold €262,500,000 aggregate principal amount of senior notes, comprised of:

•	€52,500,000 aggregate principal amount of 0.98% Series A Senior Notes due October 27, 2024,

•	€43,500,000 aggregate principal amount of 1.31% Series B Senior Notes due October 27, 2027,

•	€9,000,000 aggregate principal amount of 1.31% Series C Senior Notes due October 27, 2027,

•	€46,500,000 aggregate principal amount of 1.50% Series D Senior Notes due October 27, 2029,

2

•	€6,000,000 aggregate principal amount of 1.50% Series E Senior Notes due October 27, 2029,

•	€19,500,000 aggregate principal amount of 1.58% Series F Senior Notes due October 27, 2030,

•	€33,000,000 aggregate principal amount of 1.58% Series G Senior Notes due October 27, 2030,

•	€31,500,000 aggregate principal amount of 1.65% Series H Senior Notes due October 27, 2031 and

•	€21,000,000 aggregate principal amount of 1.65% Series I Senior Notes due October 27, 2031 (collectively, the “German Notes” and together with the U.S. Notes, the “Private Placement Notes”),

pursuant to a Note Purchase and Guarantee Agreement dated as of October 27, 2016 (the “Note Purchase and Guarantee Agreement”) by and among the Company, the German Issuer and each of the Purchasers listed on Schedule A thereto (the “Purchasers”). The obligations of the German Issuer under the German Notes are guaranteed by the Company. The net proceeds from the Private Placement Notes will be used for general corporate purposes.

The Note Purchase and Guarantee Agreement provides for certain covenants, including limitations on the ability of the Company and its subsidiaries, as applicable, to engage in mergers, consolidations, asset sales and transactions with affiliates, or to incur liens or subsidiary debt, in each case subject to exceptions. The Note Purchase and Guarantee Agreement also contains financial covenants that, among other things, require the Company to maintain (a) a leverage ratio (calculated as the ratio of (i) the Consolidated Debt of the Company and subsidiaries to (ii) the sum of the Consolidated Debt of the Company and subsidiaries plus the Consolidated Net Worth (each capitalized term as defined in the Note Purchase and Guarantee Agreement)) not to exceed 0.60 to 1.00 as of the last day of any fiscal quarter and (b) an interest coverage ratio (calculated as the ratio of (i) the Consolidated EBITDA of the Company and subsidiaries to (ii) the sum of the interest payable on and amortization of debt discount in respect of Debt of the Company and subsidiaries (each capitalized term as defined in the Note Purchase and Guarantee Agreement)) that is not less than 3.00 to 1.00 for any period of four consecutive fiscal quarters. The Company and the German Issuer may redeem the applicable Private Placement Notes upon the satisfaction of certain conditions and the payment of a make-whole amount to noteholders, and are required to offer to prepay the Private Placement Notes following the occurrence of a change of control. The Note Purchase and Guarantee Agreement provides for various events of default.

Interest on the Private Placement Notes is payable semi-annually on April 27 and October 27, commencing on April 27, 2017. Interest on the Private Placement Notes will be computed on the basis of a 360-day year of twelve 30-day months.

3

The foregoing summary of the Private Placement Notes is qualified in its entirety by reference to the full text of the Note Purchase and Guarantee Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Note Purchase and Guarantee Agreement, dated October 27, 2016, by and among the Company, the German Issuer and the Purchasers listed in Schedule A thereto

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTPSLY SIRONA Inc.

October 27, 2016	By	/s/ Ulrich Michel
Ulrich Michel
Executive Vice President and Chief Financial Officer

5

Exhibit Index

Exhibit No.	Description
10.1	Note Purchase and Guarantee Agreement, dated October 27, 2016, by and among the Company, the German Issuer and the Purchasers listed in Schedule A thereto

6